                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 25, 2001
                                                        ------------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    1-4174              73-0569878
          --------                ---------------     -------------------
        (State or other             (Commission        (I.R.S. Employer
        jurisdiction of            File Number)       Identification No.)
        incorporation)



        One Williams Center, Tulsa, Oklahoma                     74172
        ------------------------------------                     -----
        (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                           --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         The Williams Companies, Inc. ("Williams") reported unaudited third quarter 2001 net income of 44 cents per share on a diluted basis versus 27 cents per share for the same period of last year. Absent investment write-downs and other charges, Williams' recurring third quarter 2001 results would be 65 cents per share, compared with the Wall Street consensus estimate of 53 cents. Investment write-downs totaled approximately $94 million, primarily reflecting a $71 million reduction in the market value of Williams' retained investment in Williams Communications Group, Inc.

Item 7. Financial Statements and Exhibits.

         Williams files the following exhibits as part of this report:

         Exhibit 99.1 Copy of Williams' press release dated October 25, 2001, publicly announcing the earnings reported herein.


         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE WILLIAMS COMPANIES, INC.


Date: October 26, 2001                          /s/ Suzanne H. Costin
                                       -----------------------------------------
                                       Name: Suzanne H. Costin
                                       Title: Corporate Secretary



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
99.1              Copy of Williams' press release dated October 25, 2001,
                  publicly announcing the earnings reported herein.



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